UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 7, 2013

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glover Avenue

P. O. Box 4505

Norwalk, Connecticut 06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2013, Registrant was informed that its Principal Financial Officer, Luca Maestri, will resign as Executive Vice President and Chief Financial Officer of Xerox Corporation effective February 28, 2013 in order to become the corporate controller at Apple Inc.

Item 7.01.	Regulation FD Disclosure.

Registrant affirmed its fourth-quarter 2012 earnings guidance, which includes GAAP earnings per share of 24 to 26 cents or adjusted earnings per share of 28 to 30 cents. Registrant will announce its fourth-quarter and full-year 2012 earnings on January 24, 2013.

The information contained in Item 7.01 of this Report shall not be deemed “filed” with the Commission for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ Douglas H. Marshall
Douglas H. Marshall
Assistant Secretary

Date: January 11, 2013